EXHIBIT 99.1 WSFS Bank Center 500 Delaware Avenue, Wilmington, Delaware 19801 FOR IMMEDIATE RELEASE Investor Relations Contact: Elizabeth L. Wager (302) 571-7278 November 12, 2019 ewager@wsfsbank.com Media Contact: Jimmy A. Hernandez (302) 571-5254 jhernandez@wsfsbank.com WSFS Executes Next Phase of Leadership Succession Plan Rodger Levenson elevated to Chairman of the Board Mark A. Turner will continue to serve on WSFS Board WILMINGTON, Del. – WSFS Financial Corporation (Nasdaq: WSFS), the parent company of WSFS Bank, announced that effective January 1, 2020, Rodger Levenson will assume the role of Chairman of the Board of Directors, in addition to his role as President and CEO. Mark A. Turner will step aside from his role as Executive Chairman and remain on the Board as a Director. Lead Independent Director Eleuthère I. du Pont said, “Mark assumed the role of Executive Chairman on January 1, 2019, amidst WSFS’ efforts to close on the acquisition and integration of Beneficial Bank with several critical milestones ahead. With those milestones achieved and understanding Mark’s previously disclosed desire to explore and take on new challenges, the Board initiated the next phase of our succession plan by unanimously selecting Rodger as our Chairman and Mark stepping into a Director role.” Mr. Levenson is a lifelong resident of the Delaware Valley and has more than 33 years of local banking experience. He joined WSFS in 2006 and assumed the role of President and CEO on January 1, 2019. Since that time, Mr. Levenson led the successful integration of Beneficial to position WSFS as the only bank with distinct market advantages, including the size and scale to compete with banks of all sizes, a full-service product suite, regional market knowledge and local decision making. An active member of Greater Philadelphia and Delaware communities, Mr. Levenson’s community service spans memberships on several Boards of Directors, including The Chamber of Commerce for Greater Philadelphia, Delaware State Chamber of Commerce (DSCC), Delaware Business Roundtable and the United Way of Delaware. “I am honored to be named Chairman of the Board and am humbled by the confidence the Board continues to place in me,” said Rodger Levenson. “I want to thank my fellow Associates, who live our mission - We Stand For Service - as they serve our Customers and communities every day. I am grateful for Mark’s support during this transition and look forward to continuing to work with him as a valued member of our Board of Directors. In his additional role as Chairman, Mr. Levenson will work closely with Mr. du Pont, Lead Independent Director of the Board.

WSFS Bank Center 500 Delaware Avenue, Wilmington, Delaware 19801 “With the successful combination behind us and the focus shifting to leveraging the opportunities across our expanded footprint, timing is optimal for me to move away from the Executive Chair role,” said Mr. Turner. “I look forward to working with Rodger in his role as Chairman and CEO and continuing to add value as a Director.” Mr. Turner will serve as a Board director for WSFS, contributing his near 30 years of banking knowledge and deep experience in the financial services sector. He is stepping aside as Executive Chair as part of the continuing, thoughtful leadership transition at WSFS and to co-found and lead a new venture to develop a technology platform providing financial products and services for millennials. About WSFS Financial Corporation WSFS Financial Corporation is a multi-billion dollar financial services company. Its primary subsidiary, WSFS Bank, is the oldest and largest locally-managed bank and trust company headquartered in Delaware and the Delaware Valley. As of September 30, 2019, WSFS Financial Corporation had $12.3 billion in assets on its balance sheet and $20.2 billion in assets under management and administration. WSFS operates from 127 offices located in Pennsylvania (56), Delaware (49), New Jersey (20), Virginia (1) and Nevada (1) and provides comprehensive financial services including commercial banking, retail banking, cash management and trust and wealth management. Other subsidiaries or divisions include Arrow Land Transfer, Beneficial Equipment Finance Corporation, Cash Connect®, Cypress Capital Management, LLC, NewLane Finance, Powdermill Financial Solutions, West Capital Management, WSFS Institutional Services, WSFS Mortgage, and WSFS Wealth Investments. Serving the greater Delaware Valley since 1832, WSFS Bank is one of the ten oldest banks in the United States continuously operating under the same name. For more information, please visit www.wsfsbank.com. Forward-Looking Statement Disclaimer This press release contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, those discussed in the Company's Form 10-K for the year ended December 31, 2018 and other documents filed by the Company with the Securities and Exchange Commission from time to time. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and the Company disclaims any duty to revise or update any forward- looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this press release, the terms "WSFS", "the Company", "registrant", "we", "us", and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise. ###